Exhibit 10.4

EMPLOYEE MATTERS AGREEMENT

BY AND BETWEEN

LIONSGATE STUDIOS HOLDING CORP.,

LIONSGATE STUDIOS CORP.,

LG SIRIUS HOLDINGS ULC,

AND

LIONS GATE ENTERTAINMENT CORP.

Dated as of May 6, 2025

EMPLOYEE MATTERS AGREEMENT

This EMPLOYEE MATTERS AGREEMENT, dated as of May 6, 2025 (this “Agreement”), is by and between Lionsgate Studios Holding Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“New Lionsgate”), Lionsgate Studios Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“LG Studios”), LG Sirius Holdings ULC, an unlimited liability company organized under the laws of the Province of British Columbia, Canada, (“LG Sirius”) and Lions Gate Entertainment Corp., a corporation organized under the laws of the Province of British Columbia, Canada (“Lionsgate” prior to the Separation Effective Time and “Starz” at and from the Separation Effective Time). In this Agreement the legal entity currently named Lions Gate Entertainment Corp. may be referred to as ‘Lionsgate’ prior to the Separation Effective Time and as ‘Starz’ at and from the Separation Effective Time, with covenants, obligations, representations, and warranties of that entity, and other terms of this Agreement applicable to the entity, having the same force and effect regardless of the entity’s legal name at any point in time, or the name used in any part of this Agreement.

R E C I T A L S

WHEREAS, the board of directors of Lionsgate (the “Lionsgate Board”) has determined that it is advisable and in the best interests of Lionsgate and its stakeholders, including its shareholders and creditors, to create two publicly traded companies to separately operate the Starz Business and the LG Studios Business, respectively; and

WHEREAS, in furtherance of the foregoing, the Parties have entered into this Agreement, which is an Ancillary Agreement to the Separation Agreement by and between the Parties, dated as of May 6, 2025 (the “Separation Agreement”) to govern the rights and obligations of the Parties with respect to employment, compensation, employee benefits and related matters in connection with the Transactions, as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Certain Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Separation Agreement. For purposes of this Agreement, the following terms shall have the following meanings:

“Agreement” shall mean this Employee Matters Agreement, including all of the schedules and exhibits hereto, as may be amended from time to time in accordance with its terms.

“Applicable New Lionsgate Ratio” shall mean the New Lionsgate Ratio for Class A with respect to the adjustment of Lionsgate Awards that relate to LGEC Class A Shares and the New Lionsgate Ratio for Class B with respect to the adjustment of Lionsgate Awards that relate to LGEC Class B Shares.

“Applicable Starz Ratio” shall mean the Starz Ratio for Class A with respect to the adjustment of Lionsgate Awards that relate to LGEC Class A Shares and the Starz Ratio for Class B with respect to the adjustment of Lionsgate Awards that relate to LGEC Class B Shares.

“Arrangement Agreement” shall have the meaning set forth in the Separation Agreement.

“Benefit Plan” shall mean any contract, agreement, policy, practice, program, plan, trust, commitment or arrangement providing for benefits, perquisites or compensation of any nature from an employer to any Employee or Former Employee, or to any family member, dependent, or beneficiary of any such Employee or Former Employee, including cash or deferred arrangement plans, profit-sharing plans, post-employment programs, pension plans, supplemental pension plans, welfare plans, stock purchase, stock option, stock appreciation rights, restricted stock, restricted stock units, performance stock units, other equity-based compensation and contracts, agreements, policies, practices, programs, plans, trusts, commitments and arrangements providing for terms of employment, fringe benefits, severance benefits, change in control protections or benefits, life, accidental death and dismemberment, disability and accident insurance, tuition reimbursement, adoption assistance, travel reimbursement, vacation, sick, paid time off, personal or bereavement days, leaves of absences and holidays; provided, however, that the term “Benefit Plan” does not include any government-sponsored benefits, such as workers’ compensation, unemployment or any similar plans, programs or policies or Individual Agreements. When immediately preceded by Starz, Benefit Plan means any Benefit Plan sponsored, maintained, or contributed to by a member of the Starz Group or any Benefit Plan to which a member of a Starz Group is a party. When immediately preceded by New Lionsgate, Benefit Plan means any Benefit Plan sponsored, maintained, or contributed to by a member of the New Lionsgate Group or any Benefit Plan to which a member of a New Lionsgate Group is a party. No Benefit Plan can be both a New Lionsgate Benefit Plan and a Starz Benefit Plan, and to the extent that a Benefit Plan could reasonably fall within the definition of New Lionsgate Benefit Plan or Starz Benefit Plan, the context shall determine the applicable classification.

“Canadian Lionsgate RSU Award” shall have the meaning set forth in Section 4.02(c).

“Dual Director” shall mean each individual who served on the Lionsgate Board immediately prior to the Separation Effective Time who is serving as both a New Lionsgate nonemployee director and as a Starz nonemployee director as of immediately after the Separation Effective Time.

“Employee” shall mean any New Lionsgate Group Employee or Starz Group Employee.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.

“Former Employees” shall mean former employees of the New Lionsgate Group or the Starz Group.

“Former New Lionsgate Group Employee” shall mean any Former Employee whose final employment with either the New Lionsgate Group or the Starz Group was with a member of the New Lionsgate Group.

“Former Starz Group Employee” shall mean any Former Employee who is not a Former New Lionsgate Group Employee.

“Group” shall mean either the Starz Group or the New Lionsgate Group, as the context requires.

“HIPAA” shall mean the health insurance portability and accountability requirements for “group health plans” under the Health Insurance Portability and Accountability Act of 1996, as amended, together with the rules and regulations promulgated thereunder.

“Income Tax Act (Canada)” shall have the meaning set forth in Section 4.02(c).

“Individual Agreement” shall mean any individual (a) employment contract or offer letter, (b) retention, severance or change in control agreement (including any ongoing commitment to provide severance pay or benefits to a Former Employee), (c) expatriate (including any international assignee) contract or agreement (including agreements and obligations regarding repatriation, relocation, equalization of Taxes and living standards in the host country), or (d) other agreement containing restrictive covenants (including confidentiality, noncompetition and non-solicitation provisions), as in effect immediately prior to the Separation Effective Time.

“Labor Agreement” shall have the meaning set forth in Section 2.01(a).

“LGEC Class A Shares” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Class B Shares” shall have the meaning set forth in the Arrangement Agreement.

“LGEC Shares” shall mean LGEC Class A Shares and/or LGEC Class B Shares.

“Lions Gate 401(k) Plan” shall mean the Lions Gate Entertainment, Inc. 401(k) Plan.

“Lions Gate Deferred Compensation Plan” shall mean the Lions Gate Entertainment Inc. Deferred Compensation Plan.

“Lionsgate Board” shall have the meaning set forth in the Recitals.

“Lionsgate Compensation Committee” shall mean the Compensation Committee of the Lionsgate Board.

“Lionsgate Equity Plan” shall mean any equity compensation plan sponsored or maintained by Lionsgate immediately prior to the Separation Effective Time, including the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan (as amended and restated July 7, 2023), Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (as amended and restated July 19, 2021), the Lions Gate Entertainment Corp. 2017 Performance Incentive Plan(as amended), the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (as amended) (or, in all cases, any predecessor plan thereto).

“Lionsgate Option Award” shall mean an award of options to purchase LGEC Shares granted pursuant to a Lionsgate Equity Plan that is outstanding as of immediately prior to the Separation Effective Time.

“Lionsgate PSU Award” shall mean an award of restricted share units with respect to LGEC Shares granted pursuant to a Lionsgate Equity Plan subject to performance-based vesting conditions that is outstanding immediately prior to the Separation Effective Time.

“Lionsgate RSU Award” shall mean an award of restricted share units with respect to LGEC Shares granted pursuant to a Lionsgate Equity Plan that is not subject to performance conditions that is outstanding immediately prior to the Separation Effective Time.

“Lionsgate SAR Award” shall mean an award of stock appreciation rights with respect to LGEC Shares granted under a Lionsgate Equity Plan that is outstanding immediately prior to the Separation Effective Time.

“NASDAQ” shall mean the Nasdaq Global Market.

“New Lionsgate” shall have the meaning set forth in the Preamble hereto.

“New Lionsgate Awards” shall mean, collectively, the New Lionsgate Option Awards, the New Lionsgate PSU Awards, the New Lionsgate RSU Awards and the New Lionsgate SAR Awards.

“New Lionsgate Benefit Plan” shall have the definition set forth in the definition of Benefit Plan.

“New Lionsgate Director” shall mean each New Lionsgate nonemployee director as of immediately after the Separation Effective Time who served on the Lionsgate Board immediately prior to the Separation Effective Time, other than a Dual Director.

“New Lionsgate Equity Plan” shall mean the Lionsgate Studios Holding Corp. 2025 Performance Incentive Plan as established by New Lionsgate no later than the Separation Effective Time pursuant to Section 4.01.

“New Lionsgate Group Employees” shall have the meaning set forth in Section 3.01(a).

“New Lionsgate New Common Shares” shall mean Post-Separation shares of common stock of New Lionsgate.

“New Lionsgate Option Award” shall mean an award of options to purchase New Lionsgate New Common Shares that is granted in accordance with Section 4.02(a).

“New Lionsgate PSU Award” shall mean an award of restricted share units with respect to New Lionsgate New Common Shares that is subject to performance conditions and granted in accordance with Section 4.02(d).

“New Lionsgate Ratio for Class A” shall mean the quotient, rounded to four decimal places, obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class A Shares) by (b) the Post-Separation New Lionsgate Stock Value.

“New Lionsgate Ratio for Class B” shall mean the quotient, rounded to four decimal places, obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class B Shares) by (b) the Post-Separation New Lionsgate Stock Value.

“New Lionsgate RSU Award” shall mean an award of restricted share units with respect to shares of New Lionsgate New Common Shares that is not subject to performance conditions and is granted in accordance with Section 4.02(c).

“New Lionsgate SAR Award” shall mean an award of stock appreciation rights with respect to shares of New Lionsgate New Common Shares that is granted in accordance with Section 4.02(b).

“New Lionsgate Specified Rights” shall mean any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Benefit Plan covering or with any New Lionsgate Group Employee and to which any member of the Starz Group or New Lionsgate Group is a party (other than Starz Specified Rights).

“New Lionsgate Welfare Plan” shall mean any New Lionsgate Benefit Plan that is a Welfare Plan.

“NYSE” shall mean the New York Stock Exchange.

“Parties” shall mean the Parties to this Agreement.

“Plan of Arrangement” shall have the meaning set forth in the Separation Agreement.

“Post-Separation New Lionsgate Stock Value” shall mean the simple average of the volume-weighted average per share price of New Lionsgate New Common Shares trading on the NYSE during each of the three consecutive full regular trading sessions occurring immediately after the Separation Effective Time.

“Pre-Separation Lionsgate Stock Value” shall mean the the volume-weighted average per share price of the applicable class of LGEC Shares trading on the NYSE during the last full regular trading session immediately prior to the Separation Effective Time.

“Requesting Party” shall have the meaning set forth in Section 7.10.

“Separation Agreement” shall have the meaning set forth in the Recitals.

“Sponsored New Lionsgate Group Employee” means any New Lionsgate Group Employee working on a visa or work permit sponsored by a member of the Starz Group as of immediately prior to the Separation Effective Time.

“Sponsored Starz Group Employee” means any Starz Group Employee working on a visa or work permit sponsored by a member of the New Lionsgate Group as of immediately prior to the Separation Effective Time.

“Starz” shall have the meaning set forth in the Preamble.

“Starz 401(k) Plan” shall mean any Starz Benefit Plan that is a defined contribution plan intended to qualify under Section 401(a) of the Code and related trust intended to be exempt under Section 501(a) of the Code.

“Starz 401(k) Trust” shall have the meaning set forth in Section 5.01(a).

“Starz Awards” shall mean the Starz Option Awards, the Starz PSU Awards, the Starz RSU Awards and Starz SAR Awards.

“Starz Benefit Plan” shall have the definition set forth in the definition of Benefit Plan.

“Starz Board” shall have the meaning set forth in the Recitals.

“Starz Deferred Compensation Plan” shall mean the Starz Deferred Compensation Plan to be adopted by Starz prior to or on the Arrangement Effective Date, as described in Section 5.02.

“Starz Director” shall mean each Starz nonemployee director as of immediately after the Separation Effective Time who served on the Lionsgate Board immediately prior to the Separation Effective Time, other than a Dual Director.

“Starz Equity Plan” shall mean the Starz Entertainment Corp. 2025 Performance Incentive Plan as established by Starz no later than the Separation Effective Time pursuant to Section 4.01.

“Starz Group Employees” shall have the meaning set forth in Section 3.01(a).

“Starz Option Award” shall mean an award of stock options granted in accordance with Section 4.02(a).

“Starz PSU Award” shall mean an award of restricted stock units that is subject to performance-based vesting conditions and granted in accordance with Section 4.02(d).

“Starz Ratio for Class A” shall mean the quotient, rounded to four decimal places, obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class A Shares) by (b) the Starz Stock Value.

“Starz Ratio for Class B” shall mean the quotient, rounded to four decimal places, obtained by dividing (a) the Pre-Separation Lionsgate Stock Value (with respect to LGEC Class B Shares) by (b) the Starz Stock Value.

“Starz RSU Award” shall mean an award of restricted stock units that is not subject to performance-based vesting conditions and is granted in accordance with Section 4.02(c).

“Starz SAR Award” shall mean an award of stock appreciation rights granted in accordance with Section 4.02(b).

“Starz Specified Rights” shall mean any and all rights to enjoy, benefit from or enforce any and all restrictive covenants, including covenants relating to non-disclosure, non-solicitation, non-competition, confidentiality or Intellectual Property, pursuant to any Benefit Plan covering or with any Starz Group Employee and to which any member of the Starz Group or New Lionsgate Group is a party.

“Starz Stock Value” shall mean the simple average of the volume-weighted average per share price of Starz Common Shares trading on the NASDAQ during each of the three consecutive full regular trading sessions occurring immediately after the Separation Effective Time.

“Starz Welfare Plan” shall mean any Starz Benefit Plan that is a Welfare Plan.

“Transactions” shall have the meaning set forth in the Separation Agreement.

“U.S.” shall mean the United States of America.

“Welfare Plan” shall mean any “welfare plan” (as defined in Section 3(1) of ERISA) or a “cafeteria plan” under Section 125 of the Code, and any benefits offered thereunder, and any other plan offering health benefits (including medical, prescription drug, dental, vision, mental health, substance abuse and retiree health), disability benefits, or life, accidental death and dismemberment, and business travel insurance, pre-Tax premium conversion benefits, dependent care assistance programs, employee assistance programs, paid time off programs, contribution funding toward a health savings account, flexible spending accounts or severance.

ARTICLE II

GENERAL PRINCIPLES FOR ALLOCATION OF LIABILITIES

Section 2.01 Allocation of Employee-Related Liabilities.

(a) All provisions herein shall be subject to the requirements of all applicable Law and any collective bargaining, works council or similar agreement or arrangement with any labor union, works council or other labor representative (each, a “Labor Agreement”). Notwithstanding anything in this Agreement to the contrary, if the terms of a Labor Agreement or applicable Law require that any Assets or Liabilities be retained or assumed by, or transferred to, a Party in a manner that is different than what is set forth in this Agreement, such retention, assumption or transfer shall be made in accordance with the terms of such Labor Agreement and applicable Law and shall not be made as otherwise set forth in this Agreement; provided that, in such case, the Parties shall take all necessary action to preserve the economic terms of the allocation of Assets and Liabilities contemplated by this Agreement. The provisions of this Agreement shall apply in respect of all jurisdictions.

(b) Acceptance and Assumption of Starz Liabilities. Except as otherwise provided by this Agreement, on or prior to the Separation Effective Time, Starz and certain members of the Starz Group designated by Starz shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a Starz Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Separation Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by New Lionsgate’s or Starz’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the New Lionsgate Group or the Starz Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the New Lionsgate Group or the Starz Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any Starz Group Employees and Former Starz Group Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a Starz Benefit Plan, taking into account any corresponding New Lionsgate Benefit Plan’s assumption of Liabilities with respect to New Lionsgate Group Employees and Former New Lionsgate Group Employees that were originally the Liabilities of such Starz Benefit Plan with respect to periods prior to the Separation Effective Time;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all Starz Group Employees and Former Starz Group Employees; and

(iv) any and all Liabilities expressly assumed or retained by any member of the Starz Group pursuant to this Agreement.

(c) Acceptance and Assumption of New Lionsgate Liabilities. Except as otherwise provided by this Agreement, on or prior to the Separation Effective Time, New Lionsgate and certain members of the New Lionsgate Group designated by New Lionsgate shall accept, assume and agree faithfully to perform, discharge and fulfill all of the following Liabilities in accordance with their respective terms (each of which shall be considered a New Lionsgate Liability), regardless of when or where such Liabilities arose or arise, or whether the facts on which they are based occurred prior to, at or subsequent to the Separation Effective Time, regardless of where or against whom such Liabilities are asserted or determined (including any Liabilities arising out of claims made by New Lionsgate’s or Starz’s respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates against any member of the New Lionsgate Group or the Starz Group) or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation by any member of the New Lionsgate Group or the Starz Group, or any of their respective directors, officers, Employees, Former Employees, agents, Subsidiaries or Affiliates:

(i) any and all wages, salaries, incentive compensation, equity compensation, commissions, bonuses and any other employee compensation or benefits payable to or on behalf of any New Lionsgate Group Employees and Former New Lionsgate Group Employees, without regard to when such wages, salaries, incentive compensation, equity compensation, commissions, bonuses or other employee compensation or benefits are or may have been awarded or earned;

(ii) any and all Liabilities whatsoever with respect to claims under a New Lionsgate Benefit Plan, taking into account any corresponding Starz Benefit Plan’s assumption of Liabilities with respect to Starz Group Employees and Former Starz Group Employees that were originally the Liabilities of such New Lionsgate Benefit Plan with respect to periods prior to the Separation Effective Time;

(iii) any and all Liabilities arising out of, relating to or resulting from the employment, or termination of employment of all New Lionsgate Group Employees and Former New Lionsgate Group Employees; and

(iv) any and all Liabilities expressly assumed or retained by any member of the New Lionsgate Group pursuant to this Agreement.

(d) Unaddressed Liabilities. To the extent that this Agreement does not address particular Liabilities and the Parties later determine that they should be allocated in connection with the Transactions, the Parties shall agree in good faith on the allocation, taking into account the handling of comparable Liabilities under this Agreement.

(e) Non-U.S. Employees. Starz Group Employees and Former Starz Group Employees who are residents outside of the U.S. or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the Starz Group Employees and Former Starz Group Employees, respectively, who are residents of the U.S. and are not subject to non-U.S. Law. New Lionsgate Group Employees and Former New Lionsgate Group Employees who are residents outside of the U.S. or otherwise are subject to non-U.S. Law and their related benefits and Liabilities shall be treated in the same manner as the New Lionsgate Group Employees and Former New Lionsgate Group Employees, respectively, who are residents of the U.S. and are not subject to non-U.S. Law. Notwithstanding anything in this Agreement to the contrary, all actions taken with respect to non-U.S. Employees or U.S. Employees working in non-U.S. jurisdictions, including any action under a Benefit Plan, shall be subject to and accomplished in accordance with applicable Law in the custom of the applicable jurisdictions and New Lionsgate and Starz may make such changes, modifications or amendments to the New Lionsgate Benefit Plans and Starz Benefit Plans, respectively, as may be required by applicable Law, vendor limitations or as are necessary to reflect the Transactions.

Section 2.02 Service Credit. As of the Separation Effective Time, the Starz Benefit Plans shall, and Starz shall cause each member of the Starz Group to, recognize each Starz Group Employee’s and each Former Starz Group Employee’s full service with Lionsgate or any of its Subsidiaries or predecessor entities at or before the Separation Effective Time, to the same extent that such service was recognized by Lionsgate or any of its Subsidiaries for similar purposes prior to the Separation Effective Time as if such full service had been performed for a member of the Starz Group, for purposes of eligibility, vesting and determination of level of benefits under any Starz Benefit Plans. As of the Separation Effective Time, the New Lionsgate Benefit Plans shall, and New Lionsgate shall cause each member of the New Lionsgate Group to, recognize each New Lionsgate Group Employee’s and each Former New Lionsgate Group Employee’s full service with the Starz Group or predecessor entities at or before the Separation Effective Time, to the same extent that such service was recognized by a member of the Starz Group for similar purposes prior to the Separation Effective Time as if such full service had been performed for a member of New Lionsgate Group, for purposes of eligibility, vesting and determination of level of benefits under any New Lionsgate Benefit Plans.

Section 2.03 Adoption and Transfer and Assumption of Benefit Plans.

(a) Adoption of Benefit Plans.

(i) New Lionsgate Benefit Plans. As of no later than the Separation Effective Time, New Lionsgate shall, or shall cause the members of the New Lionsgate Group to, adopt or retain Benefit Plans (and related trusts, if applicable) as contemplated and in accordance with the terms of this Agreement, which Benefit Plans are generally intended to contain terms substantially similar in all material respects to those of the corresponding New Lionsgate Benefit Plans as in effect immediately prior to the Separation Effective Time, with such changes, modifications or amendments to the New Lionsgate Benefit Plans as may be required by applicable Law or to reflect the Transactions, including limiting participation in any such New Lionsgate Benefit Plan to New Lionsgate Group Employees and Former New Lionsgate Group Employees who participated in the corresponding Benefit Plan immediately prior to the Separation Effective Time.

(ii) Starz Benefit Plans. As of no later than the Separation Effective Time, Starz shall, or shall cause the members of the Starz Group to, adopt or retain Benefit Plans (and related trusts, if applicable) as contemplated and in accordance with the terms of this Agreement, which Benefit Plans are generally intended to contain terms substantially similar in all material respects to those of the corresponding New Lionsgate Benefit Plans as in effect immediately prior to the Separation Effective Time, with such changes, modifications or amendments to the Starz Benefit Plans as may be required by applicable Law or to reflect the Transaction, including limiting participation in any such Starz Benefit Plan to Starz Group Employees and Former Starz Group Employees who participated in the corresponding Benefit Plan immediately prior to the Separation Effective Time.

(b) Plans Not Required to Be Adopted. With respect to any Benefit Plan not otherwise addressed in this Agreement, the Parties shall agree in good faith on the treatment of such plan and the Liabilities thereunder, taking into account the handling of any comparable plan under this Agreement and, notwithstanding that neither Starz nor New Lionsgate shall have an obligation to continue to maintain any such plan with respect to the provision of future benefits from and after the Separation Effective Time, Starz shall remain obligated to pay or provide any previously accrued or incurred benefits to the Starz Group Employees and Former Starz Group Employees consistent with Section 2.01(b) of this Agreement and New Lionsgate shall remain obligated to pay or provide any previously accrued or incurred benefits to the New Lionsgate Group Employees and Former New Lionsgate Group Employees consistent with Section 2.01(c) of this Agreement.

(c) Information, Elections and Beneficiary Designations. Each Party shall use its commercially reasonable efforts to provide the other Party with information describing each Benefit Plan election made by an Employee or Former Employee that may have application to such Party’s Benefit Plans from and after the Separation Effective Time, and each Party shall use its commercially reasonable efforts to administer its Benefit Plans using those elections, including any beneficiary designations. Each Party shall, upon reasonable request, use its commercially reasonable efforts to provide the other Party and the other Party’s respective Affiliates, agents, and vendors all information reasonably necessary to the other Party’s operation or administration of its Benefit Plans.

(d) No Duplication or Acceleration of Benefits. Notwithstanding anything to the contrary in this Agreement, the Separation Agreement or any Ancillary Agreement, no participant in any Benefit Plan shall receive service credit or benefits or recognition of compensation or other factors to the extent that receipt of such service credit or benefits or recognition of compensation or other factors would result in duplication of benefits provided to such participant by the corresponding Benefit Plan or any other plan, program or arrangement sponsored or maintained by a member of the Group that sponsors the corresponding Benefit Plan. Furthermore, unless expressly provided for in this Agreement, the Separation Agreement or in any Ancillary Agreement or required by applicable Law, no provision in this Agreement shall be construed to (i) create any right to accelerate vesting, distributions or entitlements under any Benefit Plan sponsored or maintained by a member of the New Lionsgate Group or member of the Starz Group on the part of any Employee or Former Employee, or (ii) limit the ability of a member of the New Lionsgate Group or Starz Group to amend, merge, modify, eliminate, reduce or otherwise alter in any respect any benefit under any Benefit Plan sponsored or maintained by a member of the New Lionsgate Group or Starz Group, respectively, or any trust, insurance policy or funding vehicle related thereto.

(e) Transition Services. The Parties acknowledge that the New Lionsgate Group or the Starz Group may provide administrative services for certain of the other Party’s compensation and benefit programs for a transitional period under the terms of a Transition Services Agreement. The Parties agree to enter into a business associate agreement (if required by HIPAA or other applicable health information privacy Laws) in connection with such Transition Services Agreement.

(f) Beneficiaries. References to New Lionsgate Group Employees, Former New Lionsgate Group Employees, Starz Group Employees, Former Starz Group Employees, and current and former nonemployee directors of either New Lionsgate or Starz shall be deemed to refer to their beneficiaries, dependents, survivors and alternate payees, as applicable.

ARTICLE III

EMPLOYEES; EMPLOYMENT AND

COLLECTIVE BARGAINING AGREEMENTS

Section 3.01 Assignment and Transfer of Employees.

(a) Effective as of no later than the Separation Effective Time and except as otherwise agreed to by the Parties, the Parties shall have taken such actions as are necessary to ensure that (i) each individual who is intended to be an employee of the Starz Group as of the Separation Effective Time (including any such individual who is not actively working as of the Separation Effective Time as a result of an illness, injury or an approved leave of absence) (collectively, the “Starz Group Employees”) is employed by a member of the Starz Group as of the Separation Effective Time, and (ii) each individual who is intended to be an employee of the New Lionsgate Group as of the Separation Effective Time (including any such individual who is not actively working as of the Separation Effective Time as a result of an illness, injury or an approved leave of absence) (collectively, the “New Lionsgate Group Employees”) is employed by a member of the New Lionsgate Group as of the Separation Effective Time. Each of the Parties agrees to execute, and to seek to have the applicable Employees execute, such documentation, if any, as may be necessary to reflect such assignment and/or transfer.

(b) In the event that the Parties reasonably determine following the Separation Effective Time that (i) any individual employed outside of the U.S. who is not a Starz Group Employee has inadvertently become employed by a member of the Starz Group or continues to be employed by a member of the Starz Group (due to the operation of transfer of undertakings or similar applicable Law), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the New Lionsgate Group, and New Lionsgate shall reimburse the applicable members of the Starz Group for all compensation, benefits, severance and other employment-related costs incurred by the Starz Group members in employing and transferring such individuals or (ii) any individual employed outside the U.S. who is not a New Lionsgate Group Employee has inadvertently become employed by, a member of the New Lionsgate Group or continued to be employed by a member of the New Lionsgate Group (due to the operation of transfer of undertakings or similar applicable Law), the Parties shall cooperate and take such actions as may be reasonably necessary in order to cause the employment of such individual to be promptly transferred to a member of the Starz Group, and Starz shall reimburse the applicable members of the New Lionsgate Group for all compensation, benefits, severance and other employment-related costs incurred by New Lionsgate Group members in employing and transferring such individuals.

Section 3.02 At-Will Status. Nothing in this Agreement shall create any obligation on the part of any member of the New Lionsgate Group or any member of the Starz Group to (a) change the employment status of any Employee from “at-will,” to the extent that such Employee is an “at-will” employee under applicable Law or (b) continue the employment of any Employee or permit the return from a leave of absence for any period after the date of this Agreement (except as required by applicable Law) . Except as provided in this Agreement, this Agreement shall not limit the ability of the New Lionsgate Group or the Starz Group to change the position, compensation or benefits of any Employees for performance-related, business or any other reason.

Section 3.03 Individual Agreements.

(a) Except as agreed between New Lionsgate and Starz, with respect to any Individual Agreement with any Starz Group Employees or Former Starz Group Employees to which a member of the Starz Group is not a party, or which do not otherwise transfer to a Starz Group member by operation of applicable Law (including pursuant to any applicable automatic transfer regulations), the Parties shall use reasonable best efforts to assign, effective as of the Separation Effective Time, the applicable agreement, as applicable, to a member of the Starz Group, and Starz shall, or shall cause a member of the Starz Group to assume responsibility for, and perform and honor, such agreement in accordance with its terms, in each case as if originally entered into by such applicable member of the Starz Group, and the New Lionsgate Group shall cease to have any Liabilities or responsibilities with respect thereto; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Separation Effective Time, each member of the Starz Group shall be considered to be a successor to each member of the New Lionsgate Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the Starz Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary); provided, further, that in no event shall New Lionsgate be permitted to enforce an Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a Starz Employee for actions taken in such individual’s capacity as a Starz Employee other than on behalf of Starz as requested by the Starz Group in its capacity as third-party beneficiary.

(b) Except as agreed between New Lionsgate and Starz, with respect to any Individual Agreement with New Lionsgate Group Employees or Former New Lionsgate Group Employees to which a member of the New Lionsgate Group is not a party, or which do not otherwise transfer to a New Lionsgate Group member by operation of applicable Law (including pursuant to any applicable automatic transfer regulations), the Parties shall use reasonable best efforts to assign, effective on or before the Separation Effective Time, the applicable agreement to a member of the New Lionsgate Group, and New Lionsgate shall, or shall cause a member of the New Lionsgate Group to assume responsibility for, and perform and honor, such agreement in accordance with its terms, in each case as if originally entered into by such applicable member of the New Lionsgate Group, and the Starz Group shall cease to have any Liabilities or responsibilities with respect thereto; provided, however, that to the extent that assignment of any such Individual Agreement is not permitted by the terms of such agreement or by applicable Law, effective as of the Separation Effective Time, each member of the New Lionsgate Group shall be considered to be a successor to each member of the Starz Group for purposes of, and a third-party beneficiary with respect to, such Individual Agreement, such that each member of the New Lionsgate Group shall enjoy all the rights and benefits under such agreement (including rights and benefits as a third-party beneficiary); provided, further, that in no event shall Starz be permitted to enforce an Individual Agreement (including any agreement containing non-competition or non-solicitation covenants) against a New Lionsgate Employee for actions taken in such individual’s capacity as a New Lionsgate Employee other than on behalf of New Lionsgate as requested by the New Lionsgate Group in its capacity as third-party beneficiary.

Section 3.04 Assignment of Specified Rights. To the extent permitted by applicable Law and the applicable agreement, if any, effective as of the Separation Effective Time, (a) New Lionsgate hereby assigns, to the maximum extent possible, on behalf of itself and the New Lionsgate Group, the Starz Specified Rights, to Starz (and Starz shall be a third-party beneficiary with respect thereto), and (b) Starz hereby assigns, to the maximum extent possible, on behalf of itself and the Starz Group, the New Lionsgate Specified Rights, to New Lionsgate (and New Lionsgate shall be a third-party beneficiary with respect thereto).

Section 3.05 Consultation with Labor Representatives; Labor Agreements. The Parties shall cooperate to notify, inform and/or consult with any labor union, works council or other labor representative regarding the Transactions to the extent required by Law or a Labor Agreement. No later than as of immediately before the Separation Effective Time, Starz shall have taken, or caused another member of the Starz Group to take, all actions that are necessary (if any) for Starz or another member of the Starz Group to (a) assume any Labor Agreements in effect with respect to Starz Group Employees and Former Starz Group Employees (excluding obligations thereunder with respect to any New Lionsgate Group Employees or Former New Lionsgate Group Employees, to the extent applicable), and (b) unless otherwise provided in this Agreement, assume and honor any obligations of the New Lionsgate Group under any Labor Agreements as such obligations relate to Starz Group Employees and Former Starz Group Employees. No later than as of immediately before the Separation Effective Time, New Lionsgate shall have taken, or caused another member of the New Lionsgate Group to take, all actions that are necessary (if any) for New Lionsgate or another member of the New Lionsgate Group to (i) assume any Labor Agreements in effect with respect to New Lionsgate Group Employees and Former New Lionsgate Group Employees (excluding obligations thereunder with respect to any Starz Group Employees, or Former Starz Group Employees, to the extent applicable), and (ii) assume and honor any obligations of the Starz Group under any Labor Agreements as such obligations relate to New Lionsgate Group Employees and Former New Lionsgate Group Employees. For the avoidance of doubt, any withdrawal liability that is imposed on any member of the New Lionsgate Group at or after the Separation Effective Time by a multiemployer pension plan and that relates to the obligation, or cessation of the obligation, of a member of the Starz Group to contribute to such plan, shall be a Liability of Starz and any withdrawal liability that is imposed on any member of the Starz Group at or after the Separation Effective Time by a multiemployer pension plan and that relates to the obligation, or cessation of the obligation, of a member of the New Lionsgate Group to contribute to such plan, shall be a Liability of New Lionsgate.

Section 3.06 Sponsored Employees. Each of Starz and New Lionsgate shall, and shall cause the members of the Starz Group and the New Lionsgate Group, respectively, to, cooperate in good faith with each other and the applicable Governmental Authorities with respect to the process of obtaining work authorization for each Sponsored Starz Group Employee to work with a member of the Starz Group and for each Sponsored New Lionsgate Group Employee to work with a member of the New Lionsgate Group, including, but not limited to, petitioning the applicable Governmental Authorities for the transfer of the applicable employee’s (as well as any spouse or dependent thereof, as applicable) visa or work permit, or the grant of a new visa or work permit, to the Starz Group or New Lionsgate Group, as applicable. In the event that it is not legally permissible for a Sponsored Starz Group Employee to continue work with the Starz Group from and after the Arrangement Effective Date, or for a Sponsored New Lionsgate Group Employee to continue work with the New Lionsgate Group from and after the Arrangement Effective Date, the Parties shall reasonably cooperate to provide for the services of the applicable employee to be made available exclusively to the Starz Group or New Lionsgate Group, whichever was the intended employer, under an employee secondment or similar arrangement, with costs incurred (including those relating to compensation and benefits in respect of such employee) to be borne by such intended employer.

Section 3.07 Transfer-Related Termination Liabilities.

(a) None of the Transactions, or any assignment, transfer or continuation of the employment of any employees as contemplated by this Article III (or any other Ancillary Agreement) shall be deemed a termination of employment or service of any New Lionsgate Group Employee or Starz Group Employee for purposes of this Agreement, any New Lionsgate Benefit Plan, any Starz Benefit Plan or any employment, severance, retention, change in control, consulting or similar agreements, plans, policies or arrangements.

(b) Without limiting the generality of Section 3.07(a), in the event that any severance or other termination-related payments become payable as a result of the Transactions or the transfer of the employment of (i) a Starz Group Employee contemplated by this Article III, the Starz Group shall be solely responsible for all such severance and termination-related payments, and such amounts shall constitute Starz Liabilities, or (ii) a New Lionsgate Group Employee contemplated by this Article III, the New Lionsgate Group shall be solely responsible for all such severance and termination-related payments and such amounts shall constitute New Lionsgate Liabilities.

ARTICLE IV

TREATMENT OF OUTSTANDING EQUITY AWARDS

Section 4.01 Generally. Except as specified below, each Lionsgate Award that is outstanding as of immediately prior to the Separation Effective Time shall be adjusted as described below; provided, however, that, prior to the Separation Effective Time, the Lionsgate Compensation Committee may provide for different adjustments with respect to some or all Lionsgate Awards to the extent that the Lionsgate Compensation Committee deems such adjustments necessary and appropriate. Any adjustments made by the Lionsgate Compensation Committee pursuant to the foregoing sentence shall be deemed incorporated by reference herein as if fully set forth below and shall be binding on the Parties and their respective Affiliates. No later than the Separation Effective Time, the Starz Equity Plan and New Lionsgate Equity Plan shall be established, with such terms as are necessary to permit the implementation of the provisions of Section  4.02.

Section 4.02 Equity Incentive Awards. In adjusting each Lionsgate Award under the formulas set forth in this Section 4.02, to the extent such award relates to either LGEC Class A Shares or LGEC Class B Shares, such Award shall be converted into a New Lionsgate Award or a Starz Award, as provided below and such adjustment shall be made using the Applicable New Lionsgate Ratio (New Lionsgate Ratio for Class A or New Lionsgate Ratio for Class B) or Applicable Starz Ratio (Starz Ratio for Class A or Starz Ratio for Class B) for such share class. Notwithstanding anything to the contrary herein, in respect of each Lionsgate Award subject to any performance-based vesting conditions, such vesting conditions may be modified in a manner determined by the Lionsgate Compensation Committee (or, following the Separation Effective Time, in the case of a Starz Award, the compensation committee of the Board of Directors of Starz or in the case of a New Lionsgate Award, the compensation committee of the Board of Directors of New Lionsgate, as applicable).

(a) Option Awards. Each Lionsgate Option Award that is outstanding immediately prior to the Separation Effective Time shall be converted as of the Separation Effective Time into either a New Lionsgate Option Award or a Starz Option Award as described below:

(i) Each Lionsgate Option Award held by a New Lionsgate Group Employee or by a Former Employee shall be converted as of the Separation Effective Time, through an adjustment thereto, into a New Lionsgate Option Award and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as applicable to such Lionsgate Option Award immediately prior to the Separation Effective Time. From and after the Separation Effective Time:

(A) the number of New Lionsgate New Common Shares subject to such New Lionsgate Option Award, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (1) the number of LGEC Shares subject to the corresponding Lionsgate Option Award immediately prior to the Separation Effective Time, by (2) the Applicable New Lionsgate Ratio; and

(B) the per share exercise price of such New Lionsgate Option Award, rounded up to the nearest cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Lionsgate Option Award as of immediately prior to the Separation Effective Time, by (2) the Applicable New Lionsgate Ratio.

(ii) Each Lionsgate Option Award held by a Starz Group Employee shall be converted as of the Separation Effective Time into a Starz Option Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as applicable to such Lionsgate Option Award immediately prior to the Separation Effective Time. From and after the Separation Effective Time:

(A) the number of Starz Common Shares subject to such Starz Option Award, rounded down to the nearest whole number of shares, shall be equal to the product obtained by multiplying (1) the number of LGEC Shares subject to the corresponding Lionsgate Option Award immediately prior to the Separation Effective Time, by (2) the Applicable Starz Ratio; and

(B) the per share exercise price of such Starz Option Award, rounded up to the nearest cent, shall be equal to the quotient obtained by dividing (1) the per share exercise price of the corresponding Lionsgate Option Award as of immediately prior to the Separation Effective Time, by (2) the Applicable Starz Ratio.

Notwithstanding anything to the contrary in this Section 4.02(a), the exercise price, the number of shares of New Lionsgate New Common Shares and Starz Common Shares subject to each New Lionsgate Option Award and Starz Option Award, respectively, and the terms and conditions of exercise of such options, shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(b) SAR Awards. Each Lionsgate SAR Award that is outstanding as of immediately prior to the Separation Effective Time shall be converted as of the Separation Effective Time into either a New Lionsgate SAR Award or a Starz SAR Award as described below:

(i) If the holder is a New Lionsgate Group Employee or a Former Employee, such award shall be converted, as of the Separation Effective Time, into a New Lionsgate SAR Award and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as were applicable to such Lionsgate SAR Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time:

(A) the number of New Lionsgate New Common Shares underlying such New Lionsgate SAR Award shall be equal to the product, rounded down to the nearest whole share, of (1) the number of LGEC Shares underlying the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, multiplied by (2) the Applicable New Lionsgate Ratio; and

(B) the per-share exercise price of such New Lionsgate SAR Award shall be equal to the quotient, rounded up to the nearest cent, of (1) the per-share exercise price of the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, divided by (2) the Applicable New Lionsgate Ratio.

(ii) If the holder is a Starz Group Employee, such award shall be converted, as of the Separation Effective Time, into a Starz SAR Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting and expiration) after the Separation Effective Time as were applicable to such Lionsgate SAR Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time:

(A) the number of Starz Common Shares underlying such Starz SAR Award shall be equal to the product, rounded down to the nearest whole share, of (1) the number of LGEC Shares subject to the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, multiplied by (2) the Applicable Starz Ratio; and

(B) the per-share exercise price of such Starz SAR Award shall be equal to the quotient, rounded up to the nearest cent, of (1) the per-share exercise price of the corresponding Lionsgate SAR Award immediately prior to the Separation Effective Time, divided by (2) the Applicable Starz Ratio.

Notwithstanding anything to the contrary in this Section 4.02(b), the exercise price, the number of shares of New Lionsgate New Common Shares and New Starz Common Shares subject to each New Lionsgate SAR Award and Starz SAR Award, respectively, and the terms and conditions of exercise of such awards shall be determined in a manner consistent with the requirements of Section 409A of the Code.

(c) RSU Awards. Each Lionsgate RSU Award that is outstanding as of immediately prior to the Separation Effective Time (including each Canadian Lionsgate RSU Award (as defined below)) shall be treated as follows:

(i) If the holder is a New Lionsgate Group Employee, Former Employee or New Lionsgate Director, such award shall be converted, as of the Separation Effective Time, into a New Lionsgate RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Separation Effective Time as were applicable to such Lionsgate RSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of New Lionsgate New Common Shares subject to such New Lionsgate RSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate RSU Award immediately prior to the Separation Effective Time, by (B) the Applicable New Lionsgate Ratio; provided further, however, that the conversion of any Lionsgate RSU Award by a holder thereof who for the purposes of the Income Tax Act (Canada) (the “Tax Act”) is a resident of Canada (a “Canadian Lionsgate RSU Award”) for a New Lionsgate RSU Award shall be adjusted as necessary in order to comply with the requirements of paragraph 7(1.4)(c) of the Tax Act and shall occur immediately before the time that is immediately before the Separation Effective Time provided that, for all other purposes of this Agreement, each such Canadian Lionsgate RSU Award shall be considered as if it were outstanding as of immediately prior to the Separation Effective Time.

(ii) If the holder is a Starz Group Employee, or a Starz Director, such award shall be converted, as of the Separation Effective Time, into a Starz RSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Separation Effective Time as were applicable to such Lionsgate RSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of Starz Common Shares subject to such Starz RSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate RSU Award immediately prior to the Separation Effective Time, by (B) the Applicable Starz Ratio.

(iii) If the holder is a Dual Director, such award shall be converted, as of the Separation Effective Time, into an New Lionsgate RSU Award and a Starz RSU Award, each of which shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to vesting) after the Separation Effective Time as were applicable to such Lionsgate RSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of Starz Common Shares and the number of shares of New Lionsgate New Common Shares that shall be subject to each such New Lionsgate RSU Award and each Starz RSU Award shall be the number of Starz Common Shares and the number of New Lionsgate Common Shares, respectively, that would have been received as of the Separation Effective Time pursuant to the Plan of Arrangement had such Dual Director held the number of LGEC Shares subject to such Lionsgate RSU Award immediately prior to the Separation Effective Time.

(d) PSU Awards. Each Lionsgate PSU Award that is outstanding as of immediately prior to the Separation Effective Time shall be treated as follows:

(i) If the holder is a New Lionsgate Group Employee, such award shall be converted, as of the Separation Effective Time, into an New Lionsgate PSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to time-based vesting) after the Separation Effective Time as were applicable to such PSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of New Lionsgate New Common Shares subject to such New Lionsgate PSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate PSU Award immediately prior to the Separation Effective Time, by (B) the Applicable New Lionsgate Ratio.

(ii) If the holder is a Starz Group Employee, such award shall be converted, as of the Separation Effective Time, into a Starz PSU Award, and shall, except as otherwise provided in this Section 4.02, be subject to the same terms and conditions (including with respect to time-based vesting) after the Separation Effective Time as were applicable to such Lionsgate PSU Award immediately prior to the Separation Effective Time; provided, however, that from and after the Separation Effective Time, the number of Starz Common Shares subject to such Starz PSU Award shall be equal to the product, rounded to the nearest whole number of shares, obtained by multiplying (A) the number of LGEC Shares subject to the corresponding Lionsgate PSU Award immediately prior to the Separation Effective Time, by (B) the Applicable Starz Ratio.

(e) Miscellaneous Award Terms. None of the Transactions or any employment transfer described in Section 3.01 shall constitute a termination of employment for any Employee or termination of service for any non-employee director for purposes of any New Lionsgate Award or any Starz Award. After the Separation Effective Time, for any award adjusted under this Section 4.02, any reference to a “change in control,” “change of control” or similar definition in an award agreement, employment agreement or New Lionsgate Equity Plan applicable to such award (x) with respect to Adjusted New Lionsgate Awards, shall be deemed to refer to a “change in control,” “change of control” or similar definition as set forth in the applicable award agreement, employment agreement or New Lionsgate Equity Plan, and (y) with respect to Starz Awards, shall be deemed to refer to a “Change in Control” as defined in the Starz Equity Plan.

(f) Registration and Other Regulatory Requirements. Starz agrees to file the appropriate registration statements with respect to, and to cause to be registered pursuant to the Securities Act, shares authorized for issuance under the Starz Equity Plan, as required pursuant to the Securities Act, as soon as practicable following the Separation Effective Time and in any event before the date of issuance of any shares pursuant to the Starz Equity Plan. New Lionsgate agrees to file the appropriate registration statements with respect to, and to cause to be registered pursuant to the Securities Act, shares authorized for issuance under the New Lionsgate Equity Plan, as required pursuant to the Securities Act, as soon as practicable following the Separation Effective Time and in any event before the date of issuance of any shares pursuant to the New Lionsgate Equity Plan. The Parties shall take such additional actions as are deemed necessary or advisable to effectuate the foregoing provisions of this Section 4.02(f), including, to the extent applicable, compliance with securities Laws and other legal requirements associated with equity compensation awards in affected non-U.S. jurisdictions.

Section 4.03 Non-Equity Incentive Practices and Plans.

(a) Allocation of Liabilities.

(i) The Starz Group shall be responsible for determining all bonus awards that would otherwise be payable under non-equity cash incentive to Starz Group Employees or Former Starz Group Employees for any performance periods that are open when the Separation Effective Time occurs. The Starz Group shall also determine for Starz Group Employees or Former Starz Group Employees (A) the extent to which established performance criteria (as interpreted by the Starz Group, in its sole discretion) have been met, and (B) the payment level for each Starz Group Employee or Former Starz Group Employee. The Starz Group shall retain (or assume as necessary) all Liabilities with respect to any such bonus awards payable to Starz Group Employees or Former Starz Group Employees for any performance periods that are open when the Separation Effective Time occurs and thereafter, and no member of the New Lionsgate Group shall have any obligations with respect thereto.

(ii) The New Lionsgate Group shall be responsible for determining all bonus awards that would otherwise be payable under non-equity cash incentive plans to New Lionsgate Group Employees or Former New Lionsgate Group Employees for any performance periods that are open when the Separation Effective Time occurs. The New Lionsgate Group shall also determine for New Lionsgate Group Employees or Former New Lionsgate Group Employees (A) the extent to which established performance criteria (as interpreted by the New Lionsgate Group, in its sole discretion) have been met, and (B) the payment level for each New Lionsgate Group Employee or Former New Lionsgate Group Employee. The New Lionsgate Group shall retain (or assume as necessary) all Liabilities with respect to any such bonus awards payable to New Lionsgate Group Employees or Former New Lionsgate Group Employees for any performance periods that are open when the Separation Effective Time occurs and thereafter, and no member of the Starz Group shall have any obligations with respect thereto.

(b) Non-Equity Incentive Plans. Without limiting the generality of Section 4.03(a):

(i) No later than the Separation Effective Time, the New Lionsgate Group shall continue to retain (or assume as necessary) any cash incentive plan for the exclusive benefit of New Lionsgate Group Employees and Former New Lionsgate Group Employees, whether or not sponsored by the New Lionsgate Group, and, from and after the Separation Effective Time, shall be solely responsible for all Liabilities thereunder.

(ii) No later than the Separation Effective Time, the Starz Group shall continue to retain (or assume as necessary) any cash incentive plan for the exclusive benefit of Starz Group Employees and Former Starz Group Employees, whether or not sponsored by the Starz Group, and, from and after the Separation Effective Time, shall be solely responsible for all Liabilities thereunder.

Section 4.04 Director Compensation. New Lionsgate shall be responsible for the payment of any fees for service on the New Lionsgate Board that are earned at, before, or after the Separation Effective Time, and Starz shall not have any responsibility for any such payments. With respect to any Starz nonemployee director, Starz shall be responsible for the payment of any fees for service on the Starz Board that are earned at any time on or after the Separation Effective Time, and New Lionsgate shall not have any responsibility for any such payments . For the avoidance of doubt, with respect to the compensation for any period prior to the Separation Effective Time, for any non-employee director of Lionsgate, Lionsgate shall be responsible for the payment of director’s fees for the period up to the Separation Effective Time (with New Lionsgate assuming responsibility for any such payment(s), if and to the extent any then remain outstanding, immediately after the Separation Effective Time). For Dual Directors, each of New Lionsgate and Starz shall be responsible for the payment of director’s fees for the period on or after the Separation Effective Time with respect to service on the applicable board of directors.

ARTICLE V

RETIREMENT PLANS

Section 5.01 Starz 401(k) Plan.

(a) Establishment of Plan. Effective on or before the Arrangement Effective Date, Starz shall or shall cause the members of the Starz Group to, adopt and establish a Starz 401(k) Plan and a related trust (the “Starz 401(k) Trust”), which shall be intended to meet the tax qualification requirements of Section 401(a) of the Code, the tax exemption requirement of Section 501(a) of the Code, and the requirements described in Sections 401(k) and (m) of the Code and which shall have substantially the similar terms in all material respects as of immediately prior to the Arrangement Effective Date as the Lions Gate 401(k) Plan. Notwithstanding the foregoing, Starz or another member of the Starz Group may make such changes, modifications or amendments to the Starz 401(k) Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Transactions or which result from vendor limitations or as the members of the Starz Group otherwise determine to be advisable. A member of the Starz Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the Starz 401(k) Plan so that it is qualified under Section 401(a) of the Code and that the related trust thereunder is exempt under Section 501(a) of the Code.

(b) Transfer of Account Balances. No later than thirty (30) days following the Separation Effective Time (or such other times as mutually agreed to by the Parties), New Lionsgate shall cause the trustee of the Lions Gate 401(k) Plan to transfer from the trust which forms a part of the Lions Gate 401(k) Plan to the corresponding Starz 401(k) Trust, the account balances of Starz Group Employees and Former Starz Group Employees under the New Lionsgate 401(k) Plan, determined as of the date of the transfer. Unless otherwise agreed by the Parties, such transfers shall be made in kind, including promissory notes evidencing the transfer of outstanding loans. Any Asset and Liability transfers pursuant to this Section 5.01 shall comply in all respects with Sections 414(l) and 411(d)(6) of the Code and, if required, shall be made not less than thirty (30) days after New Lionsgate shall have filed the notice under Section 6058(b) of the Code with respect to the applicable Lions Gate 401(k) Plan. The Parties agree that to the extent that the Parties agree that any Assets are not to be transferred in kind, the assets transferred will be mapped into an appropriate investment vehicle.

(c) Transfer of Liabilities. Effective as of the Separation Effective Time but subject to the Asset transfer specified in Section 5.01(b) above, the Starz 401(k) Plan shall assume and be solely responsible for all the Liabilities for or relating to Starz Group Employees and Former Starz Group Employees under the Lions Gate 401(k) Plan. Starz shall be responsible for all ongoing rights of or relating to Starz Group Employees for future participation (including the right to make payroll deductions) in the Starz 401(k) Plan.

(d) Plan Fiduciaries. For all periods at and after the Separation Effective Time, the Parties agree that the applicable fiduciaries of the Starz 401(k) Plan and the Lions Gate 401(k) Plan, respectively, shall have the authority with respect to the Starz 401(k) Plan and the Lions Gate 401(k) Plans, respectively, to determine the investment alternatives, the terms and conditions with respect to those investment alternatives and such other matters as are within the scope of their duties under ERISA and the terms of the applicable plan documents.

Section 5.02 Starz Deferred Compensation Plan

(a) Establishment of Starz Deferred Compensation Plan. Effective as of no later than the Separation Effective Time, (i) the Starz Group shall establish the Starz Deferred Compensation Plan, which shall have substantially the same terms as of immediately prior to the Separation Effective Time as the Lions Gate Deferred Compensation Plan; and (ii) Starz shall and shall cause the Starz Deferred Compensation Plan to assume, as of no later than the Separation Effective Time, all Liabilities under the Lions Gate Deferred Compensation Plan related to the Starz Group Employees and Former Starz Group Employees and the Lions Gate Deferred Compensation Plan shall have no further obligations related to the Starz Group Employees and Former Starz Group Employees from and following the Separation Effective Time. Notwithstanding the foregoing, Starz or another member of the Starz Group may make such changes, modifications or amendments to the Starz Deferred Compensation Plan as may be required by applicable Law or as are necessary and appropriate to reflect the Transactions or as a member of the Starz Group otherwise determines to be advisable, including freezing benefits and participation.

(b) Distributions. The parties acknowledge that none of the Transactions contemplated by this Agreement or the Separation Agreement will trigger a payment or distribution of compensation under the Starz Deferred Compensation Plan or the Lions Gate Deferred Compensation Plan.

Section 5.03 Non-U.S. Retirement or Deferred Compensation Plans. The Parties shall reasonably cooperate in good faith to effect the provisions of this Agreement with respect to any Benefit Plans that are deferred compensation, defined contribution retirement plans and any defined benefit pension plans (including any statutory plans or arrangements), in each case the primary purposes of which is to provide benefits for Employees or Former Employees who are or were employed by a non-U.S. entity of either the New Lionsgate Group or Starz Group as of immediately prior to the Separation Effective Time consistent with the general approach and philosophy regarding the allocation of Assets and Liabilities as set forth in this Agreement (including with respect to the creation of any “mirror” plans and the transfer of any accounts, Liabilities and related Assets).

ARTICLE VI

US WELFARE BENEFIT PLANS

Section 6.01 Welfare Plans.

(a) Long-Term Disability. New Lionsgate Group shall assume and retain all Liabilities for providing long-term disability benefits under a New Lionsgate Welfare Plan with respect to any Starz LTD Recipient (as defined below) and with respect to any Starz Group Employee (who is on short-term disability at the Separation Effective Time) or Former Starz Group Employee who subsequently becomes eligible to receive long-term disability benefits under a New Lionsgate Welfare Plan that provides long-term disability benefits but only with respect to benefits arising from long-term disability claims incurred by any Starz Group Employee or Former Starz Group Employee prior to the Separation Effective Time and only to the extent such individual is entitled to such benefit. For this purpose, a disability claim shall be considered incurred on the date of the occurrence of the event or condition giving rise to disability under the applicable New Lionsgate Welfare Plan. For the avoidance of doubt, if at the Separation Effective Time, a Starz Group Employee is on short-term disability due to an event or condition that occurred prior to the Separation Effective Time, such Employee shall remain a Starz Group Employee and to the extent such Starz Group Employee becomes entitled to long-term disability benefits under a New Lionsgate Welfare Plan, New Lionsgate shall be liable to provide long-term disability benefits under the New Lionsgate Welfare Plan but only to the extent such individual is entitled to such benefit. Except as provided in this Section 6.01(a), the Starz Group shall assume and retain all Liabilities for long-term disability benefits with respect to any Starz Group Employee or Former Starz Group Employee. Starz LTD Recipient shall mean any individual who is otherwise a Starz Group Employee or Former Starz Group Employee but is receiving long-term disability benefits under a New Lionsgate Welfare Plan at the Separation Effective Time. For the avoidance of doubt, in the case of any Starz LTD Recipient who is able to return to employment following the commencement of long-term disability benefits under a New Lionsgate Welfare Plan, Starz shall comply with any requirements relating to such employment rights of such Starz LTD Recipient and such obligations and any related Liabilities shall be obligations and related Liabilities of the Starz Group.

Section 6.02 Vacation, Holidays and Leaves of Absence. Effective as of no later than the Separation Effective Time, the Starz Group shall assume all Liabilities of the Starz Group with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each Starz Group Employee and Former Starz Group Employees, unless otherwise required by applicable Law. The New Lionsgate Group shall retain all Liabilities with respect to vacation, holiday, annual leave or other leave of absence, and required payments related thereto, for each New Lionsgate Group Employee and Former New Lionsgate Group Employee.

Section 6.03 Workers’ Compensation. The treatment of workers’ compensation claims shall be governed by Section  4.3 of the Separation Agreement.

Section 6.04 U.S. Employees and Non-U.S. Employees. Notwithstanding anything to the contrary herein, the preceding provisions of this Article VI shall apply only to U.S. Employees and U.S. Former Employees. For the avoidance of doubt, the treatment of welfare benefits for any non-U.S. Employees or non-U.S. Former Employee, including any action under a Benefit Plan, shall be subject to the provisions of Section 2.01(e).

ARTICLE VII

GENERAL AND ADMINISTRATIVE

Section 7.01 Sharing of Information. Subject to any limitations imposed by applicable Law, each of New Lionsgate and Starz (acting directly or through members of the New Lionsgate Group or the Starz Group, respectively) shall provide to the other Party and its authorized agents and vendors all information necessary (including information for purposes of determining benefit eligibility, participation, vesting, calculation of benefits) on a timely basis under the circumstances for the Party to perform its duties under this Agreement. To the extent that such information is maintained by a third-party vendor, each Party shall use its commercially reasonable efforts to require the third-party vendor to provide the necessary information and assist in resolving discrepancies or obtaining missing data.

Section 7.02 Transfer of Personnel Records and Authorization. Subject to any limitation imposed by applicable Law and to the extent that it has not done so before the Separation Effective Time, New Lionsgate shall transfer to Starz any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to Starz Group Employees and Former Starz Group Employees and other records reasonably required by Starz to enable Starz properly to carry out its obligations under this Agreement, and Starz shall transfer to New Lionsgate any and all employment records (including any Form I-9, Form W-2 or other IRS forms) with respect to New Lionsgate Group Employees and Former Lionsgate Group Employees and other records reasonably required by New Lionsgate to enable New Lionsgate properly to carry out its obligations under this Agreement. Such transfer of records generally shall occur as soon as administratively practicable at or after the Separation Effective Time. Each Party shall permit the other Party reasonable access to its Employee records, to the extent reasonably necessary for such accessing Party to carry out its obligations hereunder.

Section 7.03 Access to Records. To the extent not inconsistent with this Agreement, the Separation Agreement or any applicable privacy protection Laws or regulations, reasonable access to Employee-related and Benefit Plan related records after the Separation Effective Time shall be provided to members of the New Lionsgate Group and members of the Starz Group pursuant to the terms and conditions of Article V of the Separation Agreement.

Section 7.04 Maintenance of Records. With respect to retaining, destroying, transferring, sharing, copying and permitting access to all Employee-related information, New Lionsgate and Starz shall comply with all applicable Laws, regulations and internal policies, and shall indemnify and hold harmless each other from and against any and all Liability, Actions, and damages that arise from a failure (by the indemnifying Party or its Subsidiaries or their respective agents) to so comply with all applicable Laws, regulations and internal policies applicable to such information.

Section 7.05 Cooperation. Each Party shall use commercially reasonable efforts to cooperate and work together to unify, consolidate and share (to the extent permissible under applicable privacy/data protection Laws) all relevant documents, resolutions, government filings, data, payroll, employment and Benefit Plan information on regular timetables and cooperate as needed with respect to (a) any claims under or audit of or litigation with respect to any employee Benefit Plan, policy or arrangement contemplated by this Agreement, (b) efforts to seek a determination letter, private letter ruling or advisory opinion from the IRS or U.S. Department of Labor on behalf of any employee Benefit Plan, policy or arrangement contemplated by this Agreement, (c) any filings that are required to be made or supplemented to the IRS, U.S. Pension Benefit Guaranty Corporation, U.S. Department of Labor or any other Governmental Authority, and (d) any audits by a Governmental Authority or corrective actions, relating to any Benefit Plan, labor or payroll practices; provided, however, that requests for cooperation must be reasonable and not interfere with daily business operations.

Section 7.06 Confidentiality. Notwithstanding anything in this Agreement to the contrary, all confidential records and data relating to Employees to be shared or transferred pursuant to this Agreement shall be subject to Section 5.9 of the Separation Agreement and the requirements of applicable Law.

Section 7.07 Preservation of Rights to Amend. Except as specifically set forth in this Agreement, the rights of each member of the New Lionsgate Group and each member of the Starz Group to amend, waive, or terminate any plan, arrangement, agreement, program, or policy referred to herein shall not be limited in any way by this Agreement.

Section 7.08 Fiduciary Matters. New Lionsgate and Starz each acknowledges that actions required to be taken pursuant to this Agreement may be subject to fiduciary duties or standards of conduct under ERISA or other applicable Law, and no Party shall be deemed to be in violation of this Agreement if it fails to comply with any provisions hereof based upon its good faith determination (as supported by advice from counsel experienced in such matters) that to do so would violate such a fiduciary duty or standard. Each Party shall be responsible for taking such actions as are deemed necessary and appropriate to comply with its own fiduciary responsibilities and shall fully release and indemnify the other Party for any Liabilities caused by the failure to satisfy any such responsibility.

Section 7.09 Further Assurances. Each Party hereto shall take, or cause to be taken, any and all reasonable actions, including the execution, acknowledgment, filing and delivery of any and all documents and instruments that any other Party hereto may reasonably request in order to effect the intent and purpose of this Agreement and the transactions contemplated hereby.

Section 7.10 Reimbursement of Costs and Expenses. The Parties shall promptly reimburse one another, upon reasonable request of the Party requesting reimbursement (the “Requesting Party”) as soon as practicable, but in any event within 30 days of receipt of an invoice detailing all costs, expenses and other Liabilities paid or incurred by the Requesting Party (or any of its Affiliates), and any other substantiating documentation as the other Party shall reasonably request, that are, or have been made pursuant to this Agreement, the responsibility of the other Party (or any of its Affiliates).. Each Party shall provide 30 days’ notice if it anticipates sending an invoice hereunder. For the avoidance of doubt, and notwithstanding anything to the contrary in this Agreement or any other Ancillary Agreement, neither New Lionsgate nor Starz shall be required to reimburse the other party for any amounts under this Agreement if and to the extent that such party (or an applicable member of its Group) has otherwise previously reimbursed the other party (or an applicable member of its Group) for such amounts pursuant to any other Ancillary Agreement (including, for the avoidance of doubt, the Transition Services Agreement), as applicable.

Section 7.11 No Third-Party Beneficiaries. Notwithstanding anything to the contrary herein, nothing in this Agreement shall: (a) create any obligation on the part of any member of the Starz Group or any member of the New Lionsgate Group to retain the employment or services of any current or former employee, director, independent contractor or other service provider; (b) be construed to create any right, or accelerate entitlement, to any compensation or benefit whatsoever on the part of any future, present, or former employee or service provider of any member of the New Lionsgate Group or the Starz Group (or any beneficiary or dependent thereof) under this Agreement, the Separation Agreement, any New Lionsgate Benefit Plan or Starz Benefit Plan or otherwise; (c) preclude any Starz Group member (or, in each case, any successor thereto), at any time after the Separation Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any Starz Benefit Plan, any benefit under any Starz Benefit Plan or any trust, insurance policy, or funding vehicle related to any Starz Benefit Plan (in each case in accordance with the terms of the applicable arrangement); (d) preclude New Lionsgate or any New Lionsgate Group member (or, in each case, any successor thereto), at any time after the Separation Effective Time, from amending, merging, modifying, terminating, eliminating, reducing, or otherwise altering in any respect any New Lionsgate Benefit Plan, any benefit under any New Lionsgate Benefit Plan or any trust, insurance policy, or funding vehicle related to any New Lionsgate Benefit Plan (in each case in accordance with the terms of the applicable arrangement); or (e) confer any rights or remedies (including any third-party beneficiary rights) on any Employee or Former Employee or service provider of any member of the New Lionsgate Group or the Starz Group or any other Person.

Section 7.12 Dispute Resolution. The provisions of Article VI of the Separation Agreement shall apply, mutatis mutandis, to all disputes, controversies, or claims (whether arising in contract, tort, or otherwise) that may arise out of or relate to, or arise under or in connection with, this Agreement or the transactions contemplated hereby.

Section 7.13 Miscellaneous. The provisions of Article IX of the Separation Agreement (other than Section 9.4 (Third Party Beneficiaries) of the Separation Agreement) are hereby incorporated by reference into and deemed part of this Agreement and shall apply, mutatis mutandis, as if fully set forth in this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

LIONSGATE STUDIOS HOLDING CORP.

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: Chief Executive Officer, Principal Executive Officer, President and Secretary

LIONSGATE STUDIOS CORP.

By:	/s/ Bruce Tobey
Name: Bruce Tobey
Title: General Counsel

LG SIRIUS HOLDINGS ULC

By:	/s/ Adrian Kuzycz
Name: Adrian Kuzycz
Title: President

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ James W. Barge
Name: James W. Barge
Title: Chief Financial Officer

[Signature Page to Employee Matters Agreement]